Exhibit 2

JOINT FILING AGREEMENT

Tata Sons Limited

Tata Steel Limited

Tata Investment Corporation Limited

Tata Industries Limited

Tata International Limited

Ewart Investments Limited

Tata Chemicals Limited

Tata Tea Limited

Sir Ratan Tata Trust

Kalimati Investment Company Limited

Sir Dorabji Tata Trust

J R D Tata Trust

Af-Taab Investments Company Limited

Lady Tata Memorial Trust

Tata AIG Life Insurance Company Limited

Voltas Limited

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the following:

(i)	the joint filing on behalf of each of them of a statement on Schedule 13G (including subsequent amendments thereto) with respect to the Ordinary Shares, par value Rs.10 per share, of Tata Motors Limited, a limited liability company organized under the laws of the Republic of India (the ‘Schedule 13G’), and

(ii)	the inclusion of this Joint Filing Agreement as an exhibit to such joint filing, provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness and accuracy of the information concerning the other person making the filing unless such person knows or has reason to believe that such information is inaccurate.

The Joint Filing Agreement may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 9th day of February, 2007

Tata Sons Limited

By:	/s/ F N Subedar
Name:	F N Subedar
Title:	Attorney-in-fact*

Ewart Investments Limited

By:	/s/ F N Subedar
Name:	F N Subedar
Title:	Attorney-in-fact*

Tata Steel Limited

By:	/s/ F N Subedar
Name:	F N Subedar
Title:	Attorney-in-fact*

Kalimati Investment Company Limited

By:	/s/ F N Subedar
Name:	F N Subedar
Title:	Attorney-in-fact*

Tata Investment Corporation Limited

By:	/s/ F N Subedar
Name:	F N Subedar
Title:	Attorney-in-fact*

Tata Industries Limited

By:	/s/ F N Subedar
Name:	F N Subedar
Title:	Attorney-in-fact*

Tata International Limited

By:	/s/ F N Subedar
Name:	F N Subedar
Title:	Attorney-in-fact*

Tata Chemicals Limited

By:	/s/ F N Subedar
Name:	F N Subedar
Title:	Attorney-in-fact*

Tata Tea Limited

By:	/s/ F N Subedar
Name:	F N Subedar
Title:	Attorney-in-fact*

Sir Ratan Tata Trust

By:	/s/ F N Subedar
Name:	F N Subedar
Title:	Attorney-in-fact*

Sir Dorabji Tata Trust

By:	/s/ F N Subedar
Name:	F N Subedar
Title:	Attorney-in-fact*

J R D Tata Trust

By:	/s/ F N Subedar
Name:	F N Subedar
Title:	Attorney-in-fact*

Lady Tata Memorial Trust

By:	/s/ F N Subedar
Name:	F N Subedar
Title:	Attorney-in-fact*

Af-taab Investments Company Limited

By:	/s/ F N Subedar
Name:	F N Subedar
Title:	Attorney-in-fact*

Voltas Limited

By:	/s/ F N Subedar
Name:	F N Subedar
Title:	Attorney-in-fact*

Tata AIG Life Insurance Company Limited

By:	/s/ F K Kavarana
Name:	F K Kavarana
Title:	Director

*	Pursuant to Powers of Attorney dated as of February 14, 2005 and September 12, 2005 previously filed by certain of the Reporting Persons as Exhibit 3 to Schedule 13G on February 14, 2005 and Exhibit 3 to Amendment No.1 to Schedule 13G filed on September 12, 2005.